 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 20, 2006

TOR Minerals International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)

(361) 883-5591
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 20, 2006, TOR Minerals International, Inc. (the “TOR” or “Company”) announced that the Company has implemented a number of expense reduction measures, including the elimination of manufacturing positions at the Company’s subsidiary, TP&T, located in the Netherlands, and other selective reductions in the Company’s operations in both the Netherlands and the United States.  The Company estimates these reductions will total over $1,000,000.  In addition, the Company’s is realizing improved manufacturing efficiencies at its Corpus Christi facility yielding savings in natural gas, labor costs, and reduced repair and maintenance costs.

Based on current business projections, the Company expects that cash flow from operations and liquidity will be positive in 2006.

A copy of the press release relating to this Item 2.02 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is also available on its website at www.torminerals.com, under the News tab.

The information in this Current Report on Form 8-K, including the exhibits, is provided under Item 2.02 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in this Current Report on Form 8-K, including the exhibits, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933 regardless of any general incorporation language in such filings.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transactions. Not applicable.
(d)	Exhibits. The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-B:
Exhibit No.	Description
99.1	Press Release, dated January 20, 2006 – TOR Minerals Announces Expense Reduction Measures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)
Date: January 23, 2006	LAWRENCE W. HAAS Lawrence W. Haas Treasurer and CFO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 3, 2006 – TOR Minerals Announces Expense Reduction Measures